As filed with the Securities and Exchange Commission on August 4, 2009.

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

MODINE MANUFACTURING COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin	39-0482000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 DeKoven Avenue
Racine, Wisconsin  53403
(262) 636-1200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Copies to:
Margaret C. Kelsey
Vice President – Corporate Development,
General Counsel and Secretary
Modine Manufacturing Company
1500 DeKoven Avenue
Racine, Wisconsin 53403
(262) 636-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Dennis F. Connolly C.J. Wauters Godfrey & Kahn, S.C. 780 North Water Street Milwaukee, Wisconsin 53202 (414) 273-3500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐

Smaller reporting company ☐		(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock ($0.625 par value per share)
Preferred Stock
Warrants
Debt Securities
Total	(1)	(2)	$150,000,000	$8,370

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a), may determine.

(1)	There is being registered hereunder an indeterminate number or amount of shares of our common stock, preferred stock, warrants and debt securities as may from time to time be sold hereunder.

(2)	The proposed maximum offering price will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.

(3)
The securities registered hereunder shall have an aggregate initial offering price not to exceed $150,000,000.  The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

PROSPECTUS
Subject to Completion, dated August 4, 2009

MODINE MANUFACTURING COMPANY

$150,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities

We may offer and sell from time to time shares of our common stock, preferred stock, warrants to purchase shares of our common stock or preferred stock, and debt securities, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $150,000,000. Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus.  The prospectus supplement also may add, update or change information contained in this prospectus.  This prospectus may not be used to offer and sell securities without a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

The information in this prospectus is not complete and may be changed.  We may not sell the securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “MOD.”

Investing in these securities involves significant risks.  We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission.  See “Risk Factors” beginning on page 4.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

________________

This prospectus is dated ______, 2009.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, we may offer from time to time shares of our common stock, preferred stock, warrants to purchase shares of our common stock or preferred stock, and debt securities, or any combination thereof, up to a total dollar amount of $150,000,000.  This prospectus provides you with a general description of the securities.  Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering.  The prospectus supplement also may add, update or change information contained in this prospectus.  Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities.  That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.  We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers.  We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities.  The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements.  See “Plan of Distribution.”

ABOUT MODINE MANUFACTURING COMPANY

In this prospectus, the terms “Modine,” “the Company,” “we,” “us,” and “our” refer to Modine Manufacturing Company.

Founded in 1916, Modine Manufacturing Company is a worldwide leader in thermal management systems and components, bringing heating and cooling technology and solutions to diversified global markets. We operate on five continents, in 15 countries, with approximately 7,000 employees worldwide.

Modine develops, manufactures, and markets thermal management products, components and systems for use in various original equipment manufacturer (“OEM”) applications and to a wide array of building and other commercial markets.  Our products are in automobiles, light-, medium- and heavy-duty vehicles, commercial heating, ventilation and air conditioning (“HVAC”) equipment, refrigeration systems, off-highway and industrial equipment, and fuel cell applications.  Our broad product offerings include heat transfer modules and packages, radiators, oil coolers, charge air coolers, vehicular air conditioning, building HVAC equipment, and exhaust gas recirculation (“EGR”) coolers.

Our primary customers across the globe are:

•	Truck, automobile, bus, and specialty vehicle OEMs;
•	Agricultural and construction OEMs;
•	Heating and cooling OEMs;
•	Construction contractors;
•	Wholesalers of plumbing and heating equipment; and
•	Fuel cell manufacturers.

Our thermal management products include products such as radiators, charge air coolers and oil coolers that use a medium (air or liquid) to cool the heat that is produced by a vehicle engine.  In addition, we also produce condensers used for maintaining vehicle passenger comfort.

More information about us is available through our website at http://www.modine.com.  The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement.  Our principal executive offices are located at 1500 DeKoven Avenue, Racine, Wisconsin 53403.

RISK FACTORS

Investing in our securities involves significant risks.  Before making an investment decision, you should carefully consider the risk factors described below, and, if applicable, in any accompanying prospectus supplement used in connection with an offering of the securities.  Our business, financial condition or results of operations could be materially and adversely affected by any of these risks.  The trading price of our common stock or other securities could decline due to any of these risks, and you may lose all or part of your investment.

Financial Risks

Liquidity and Access to Cash

We entered into amendments to our credit agreement and note purchase agreements after a default of financial covenants in those agreements, but we can make no guarantee about our ability to continue to meet the covenants contained in the amended agreements.

Our amended credit agreement and note purchase agreements require us to satisfy quarter-end financial covenants, including a minimum adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) level.  Recent trends impacting our performance, including the slower-than-anticipated recovery in the North American truck market and the impact of the global recession that has contributed to declining revenues, especially within the Original Equipment – Europe segment, continue to put additional pressure on the Company’s ability to remain in compliance with the financial covenants contained in the amended credit agreement and note purchase agreements.  These downward trends are expected to continue to adversely affect our financial results into fiscal 2010.

If we default under our amended credit agreement and note purchase agreements and are unable to reach suitable accommodations with our lenders and note holders, our ability to access available lines of credit would be limited, our liquidity would be adversely affected and our debt obligations could be accelerated.

Continued volume declines may adversely affect our ability to fund our liquidity requirements and to meet our long-term commitments.

Significant volume decreases in the automotive and commercial vehicle markets continue to adversely affect the amount of cash flows generated from operations for meeting the needs of our business. If cash flows are not available from our operations, we may be required to rely on the increasingly restrictive banking and credit markets to meet our financial commitments and short-term liquidity needs.

Our liquidity could be jeopardized by our suppliers suspending normal trade credit terms.

Our liquidity could also be adversely impacted if our suppliers were to suspend normal trade credit terms and require payment in advance or payment on delivery of purchases.  If this were to occur, we would be dependent on other sources of financing to bridge the additional period between payment of our suppliers and receipt of payments from our customers.

Our debt level and covenant restrictions may increase our vulnerability to market conditions.

We have a significant level of debt.  This debt level could have important consequences for the Company, including increasing our vulnerability to general adverse economic, credit market and industry conditions; requiring a substantial portion of our cash flows from operations to be used for the payment of interest rather than to fund working capital, capital expenditures, strategic business actions and general corporate requirements; limiting our ability to obtain additional financing or refinance our existing debt agreements; and limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate.

The agreements governing our debt include covenants that restrict, among other things, our ability to incur additional debt; pay dividends on or repurchase our equity; make investments; and consolidate, merge or transfer all or substantially all of our assets.  Our ability to comply with these covenants may be adversely affected by events beyond our control, including prevailing economic, financial and industry conditions.  These covenants may also require that we take action to reduce our debt or to act in a manner contrary to our short-term or long-term business objectives.  There can be no assurance that we will meet our covenants in the future or that the lenders will waive a failure to meet those tests.  Even if we are able to maintain compliance with our covenants, as of March 31, 2009, $96.7 million of our debt was scheduled to mature in fiscal 2012, and adverse economic, credit market and industry conditions could make it increasingly difficult to refinance this indebtedness.

A significant decline in our stock price could result in the delisting of our common stock, which would limit our ability to pursue equity financing.

Our common stock is currently listed on the NYSE.  The NYSE maintains continued listing requirements relating to, among other things, market capitalization (including that the average global market capitalization over a consecutive 30 trading-day period is not less than $75 million and, at the same time, total stockholders’ equity is not less than $75 million) and minimum stock price (including that the average closing price of common stock be not less than $1.00 for 30 consecutive trading days).  Although we are currently in compliance with NYSE listing requirements, our stock price has declined severely over the past year and our market capitalization went below $75 million for a period of time.  If in the future we are unable to satisfy the NYSE criteria for continued listing, we would be notified by the NYSE and given an opportunity to take corrective action.  Our stock could be subject to delisting if we are not in compliance after the cure period (generally six months).  A delisting of common stock could negatively impact the Company by reducing the liquidity and market price of our stock and reducing the number of investors willing to hold or acquire our common stock.  If this were the case, we may not be able to raise additional funds through an equity financing.

Recent market trends may require additional funding for our pension plans.

The Company has several non-contributory defined benefit pension plans that cover most of its domestic employees hired on or before December 31, 2003.  The funding policy for these plans is to contribute annually, at a minimum, the amount necessary on an actuarial basis to provide for benefits in accordance with applicable laws and regulations.  The market value of the assets held by these plans has recently declined which resulted in a $47.4 million underfunded status of these plans as of March 31, 2009 and may require additional funding contributions.  If significant additional funding contributions are necessary, this could have an adverse impact on the Company’s liquidity position.

Intended Divestiture

We intend to divest our South Korean business which will have consequences to our results of operations.

Given the continued underperformance of the South Korean business and the unprecedented market conditions being experienced in the Company’s industry segments and others, our ability to recover our investment in the South Korean business on a “held for sale” basis may be challenging and could result in an additional material impairment charge or loss on sale in a future period.  Our South Korean business continues to underperform expectations and financial targets due largely to a combination of ongoing customer pricing pressures, deteriorating product mix, lack of customer base diversification, and our unfavorable manufacturing cost structure.

Market Risks

Customer and Supplier Matters

The current financial condition of the vehicular industry in Europe and the United States could have a negative impact on our ability to finance our operations and disrupt the supply of components to our OEM customers.

Several of our key customers face significant business challenges due to increased competitive conditions and changes in consumer demand. In operating our business, we depend on the ability of our customers to timely pay the amounts we have billed them for tools and products.  Significant disruption in our customers’ ability to pay us in a timely manner because of financial difficulty or otherwise would have a negative impact on our ability to finance our operations.

In addition, because of the challenging conditions within the global vehicular industry, multiple suppliers have filed for bankruptcy.  The bankruptcy courts handling these cases could invalidate or seek to amend existing agreements between the bankrupt companies and their labor unions.  The bankruptcy or insolvency of other vehicular suppliers or work stoppages or slowdowns due to labor unrest that may affect these suppliers or our OEM customers could lead to supply disruptions that could have an adverse effect on our business.

Even if such suppliers are not in bankruptcy, many are facing severe financial challenges.  As a result, they could seek to impose restrictive payment terms on us or cease to supply us which would have a negative impact on our ability to finance our operations.  Because of the expense of dual sourcing, many of our suppliers are single source and hold the tooling for the products we purchase from them.  The process to qualify a new supplier and produce tooling is expensive, time consuming and dependent upon customer approval and qualification.

Our OEM customers continually seek to obtain price reductions from us.  These price reductions adversely affect our results of operations and financial condition.

A challenge that we and other suppliers to vehicular OEMs face is continued price reduction pressure from our customers.  Downward pricing pressure has been a characteristic of the automotive industry in recent years and it is migrating to all our vehicular OEM markets.  Virtually all such OEMs have aggressive price reduction initiatives that they impose upon their suppliers, and such actions are expected to continue in the future.  In the face of lower prices to customers, the Company must reduce its operating costs in order to maintain profitability.  The Company has taken and continues to take steps to reduce its operating costs to offset customer price reductions; however, price reductions are adversely affecting our profit margins and are expected to do so in the future.  If the Company is unable to offset customer price reductions through improved operating efficiencies, new manufacturing processes, sourcing alternatives, technology enhancements and other cost reduction initiatives, or if we are unable to avoid price reductions from our customers, our results of operations and financial condition could be adversely affected.

The continual pressure to absorb costs adversely affects our profitability.

We continue to be pressured to absorb costs related to product design, engineering and tooling, as well as other items previously paid for directly by OEMs.  They are also requesting that we pay for design, engineering and tooling costs that are incurred prior to the start of production and recover these costs through amortization in the piece price of the applicable component.  Some of these costs cannot be capitalized, which adversely affects our profitability until the programs for which they have been incurred are launched.  If a given program is not launched, we may not be able to recover the design, engineering and tooling costs from our customers, further adversely affecting our profitability.

Over the last several fiscal years, we have experienced a declining gross margin, and we may not succeed in achieving historical or projected gross margin levels.

Our gross margin has declined over the last several fiscal years. These declines were a result of a number of factors including economic, financial and credit market turmoil, sluggish North American commercial vehicle production volumes and a marked decline in European production volumes.  These economic and end-market conditions, combined with continued operating inefficiencies in our Original Equipment – North America segment and a shift in sales mix toward lower margin products in our Original Equipment – Europe segment, contributed to a 190 basis point decline in the Company’s gross margin in fiscal year 2009 in comparison to the prior year.  We cannot assure you that our gross margin will improve or return to prior historical levels or the timing of returning to prior historical levels, and that any further reduction in customer demand for the products that we supply would not have a further adverse effect on our gross margin.  A lack of improvement in our future gross margin levels would harm our financial condition and adversely affect our business.

Our OEM business, which accounts for approximately 90 percent of our business currently, is dependent upon the health of the markets we serve.

Current global economic and financial market conditions, including the potential for a significant and prolonged global economic recession, may materially and adversely affect our results of operations and financial condition.  Economic and financial market conditions that adversely affect our customers may cause them to terminate existing purchase orders or to reduce the volume of products they purchase from us in the future.  We are highly susceptible to downward trends in the markets we serve because our customers’ sales and production levels are affected by general economic conditions, including access to credit, the price of fuel, employment levels and trends, interest rates, labor relations issues, regulatory requirements, trade agreements and other factors.  Any significant decline in production levels for current and future customers could result in long-lived asset impairment charges and would reduce our sales and harm our results of operations and financial condition.

The slowdown in the U.S. economy has reduced the demand for commercial vehicles, and production levels of automobiles and commercial vehicles in Europe have decreased dramatically.  The global truck markets are subject to tightening emission standards that drive cyclical demand patterns.  The global construction, agriculture and industrial markets are also impacted by emission regulations and timelines driving the need for advanced product development.  Continuing declines in any of these markets would have an adverse effect on our business.

If we were to lose business with a major OEM customer, our revenue and profitability could be adversely affected.

Deterioration of a business relationship with a major OEM customer could cause the Company’s revenue and profitability to suffer. We principally compete for new business both at the beginning of the development of new models and upon the redesign of existing models by our major customers. New model development generally begins two to five years prior to the marketing of such models to the public. The failure to obtain new business on new models or to retain or increase business on redesigned existing models could adversely affect our business and financial results. In addition, as a result of the relatively long lead times required for many of our complex structural components, it may be difficult in the short-term for us to obtain new sales to replace any unexpected decline in the sales of existing products. We may incur significant expense in preparing to meet anticipated customer requirements which may not be recovered. The loss of a major OEM customer, the loss of business with respect to one or more of the vehicle models that use our products, or a significant decline in the production levels of such vehicles could have an adverse effect on our business, results of operations and financial condition.

The Company could be adversely affected if we experience shortages of components or materials from our suppliers.

In an effort to manage and reduce the cost of purchased goods and services, the Company, like many suppliers and customers, has been consolidating its supply base. As a result, the Company is dependent on limited sources of supply for certain components used in the manufacture of our products. The Company selects its suppliers based on total value (including price, delivery and quality), taking into consideration their production capacities, financial condition and ability to meet demand. In some cases, it can take several months or longer to find a supplier due to qualification requirements. However, there can be no assurance that strong demand, capacity limitations or other problems experienced by the Company’s suppliers will not result in occasional shortages or delays in their supply of product to us. If we were to experience a significant or prolonged shortage of critical components or materials from any of our suppliers and could not procure the components or materials from other sources, the Company would be unable to meet its production schedules for some of its key products and would miss product delivery dates which would adversely affect our sales, margins and customer relations.

Operational Risks

Restructuring

We may be unable to complete and successfully implement our restructuring plans to reduce costs and increase efficiencies in our businesses and, therefore, we may not achieve the cost savings or timing for completion that we initially projected.

We are implementing a number of cost savings programs, such as the closure of three plants in North America and one in Europe.  Successful implementation of these and other initiatives, including the expansion in low cost countries, is critical to our future competitiveness and our ability to improve our profitability.

We had also anticipated that the restructuring efforts would take 18 to 24 months from the time they were announced at the end of January 2008. We now expect to complete the closing of the three plants in North America and the one plant in Germany by March 31, 2011. We have and may continue to experience inefficiencies in the movement of product lines from plants being closed to plants that are remaining open, which could result in delays and reduced cost savings.

We may need to undertake further restructuring actions.

We have initiated certain restructuring actions to realign and resize our production capacity and cost structure to meet current and projected operational and market requirements.  We may need to take further actions to reduce the Company’s cost structure and the charges related to these actions may have a material adverse effect on our results of operations and financial condition.

Global Nature of the Business

As a global company, we are subject to currency fluctuations and any significant movement between the U.S. dollar, the euro, and Brazilian real, in particular, could have an adverse effect on our profitability.

Although our financial results are reported in U.S. dollars, a significant portion of our sales and operating costs are realized in euros, the Brazilian real and other currencies. Our profitability is affected by movements of the U.S. dollar against the euro, the real and other currencies in which we generate revenues and incur expenses. To the extent that we are unable to match revenues received in foreign currencies with costs paid in the same currency, exchange rate fluctuations in any such currency could have an adverse effect on our revenues and financial results. During times of a strengthening U.S. dollar, our reported sales and earnings from our international operations will be reduced because the applicable local currency will be translated into fewer U.S. dollars. Significant long-term fluctuations in relative currency values, in particular a significant change in the relative values of the U.S. dollar, euro or real, could have an adverse effect on our profitability and financial condition or our on-going ability to remain in compliance with our bank and note covenants.

Reliance Upon Intellectual Property and Product Quality

If we cannot differentiate ourselves from our competitors with our technology, our products may become commodities and our sales and earnings would be adversely affected.

If we were to compete only on cost, our sales would decline substantially.  We compete on vehicle platforms that are small- to medium-sized in the industry where our technology is valued.  For instance, in the automotive market we do not bid on large vehicle platforms with commoditized products because the margins are too small.  If we cannot differentiate ourselves from our competitors with our technology, our products may become commodities and our sales and earnings would be adversely affected.

Developments or assertions by or against the Company relating to intellectual property rights could adversely affect our business.

The Company owns significant intellectual property, including a large number of patents, trademarks, copyrights and trade secrets, and is involved in numerous licensing arrangements.  The Company’s intellectual property plays an important role in maintaining our competitive position in a number of the markets we serve.  Developments or assertions by or against the Company relating to intellectual property rights could adversely affect the business.  Significant technological developments by others also could adversely affect our business and results of operations.

We may incur material losses and costs as a result of product liability and warranty claims and litigation.

We are exposed to warranty and product liability claims in the event that our products fail to perform as expected, and we may be required to participate in a recall of such products. Our largest customers have recently extended their warranty protection for their vehicles. Other OEMs have also similarly extended their warranty programs. This trend will put additional pressure on the supply base to improve quality systems. This trend may also result in higher cost recovery claims by OEMs from suppliers whose products incur a higher rate of warranty claims. Historically, we have experienced relatively low warranty charges from our customers due to our contractual arrangements and improvements in the quality, reliability and durability performance of our products. If our customers demand higher warranty-related cost recoveries, or if our products fail to perform as expected, it could have a material adverse impact on our results of operations or financial condition.

We are also involved in various legal proceedings incidental to our business.  Although we believe that none of these matters are likely to have a material adverse effect on our results of operations or financial condition, there can be no assurance as to the ultimate outcome of any such legal proceeding or any future legal proceedings.

Compliance with Governmental Regulations

We may experience negative or unforeseen tax consequences.

We periodically review the probability of the realization of our deferred tax assets based on forecasts of taxable income in both the U.S. and numerous foreign jurisdictions.  In our review, we use historical results, projected future operating results based upon approved business plans, eligible carryforward periods, tax planning opportunities and other relevant considerations.  Adverse changes in the profitability and financial outlook in both the U.S. and numerous foreign jurisdictions may require changes in the valuation allowances to reduce our deferred tax assets or increase tax accruals. Such changes could result in material non-cash expenses in the period in which the changes are made and could have a material adverse impact on our results of operations or financial condition.

Our business is subject to costs associated with environmental, health and safety regulations.

Our operations are subject to various federal, state, local and foreign laws and regulations governing, among other things, emissions to air, discharge to waters and the generation, handling, storage, transportation, treatment and disposal of waste and other materials.  We believe that our operations and facilities have been and are being operated in compliance, in all material respects, with such laws and regulations, many of which provide for substantial fines and sanctions for violations.  The operation of our manufacturing facilities entails risks in these areas, however, and there can be no assurance that we will not incur material costs or liabilities relating to such matters.  In addition, potentially significant expenditures could be required in order to comply with evolving environmental, health and safety laws, regulations or other pertinent requirements that may be adopted or imposed in the future.

We are also expanding our business in China and India where environmental, health and safety regulations are in their infancy.  As a result, we cannot determine how these laws will be implemented and the impact of such regulation on the Company.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statement that is not a statement of historical fact may be deemed a forward-looking statement. For example, statements containing the words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “projects,” “would” and similar expressions are intended to identify forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including the factors referred to above under the caption “Risk Factors.” These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements we make.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, debt repayment, working capital and/or capital expenditures.  We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business.  However, we currently have no commitments or agreements for any specific acquisitions.  We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratio of earnings to fixed charges is shown in the table below.

	March 31, 2009	March 31, 2008	March 31, 2007	March 31, 2006	March 31, 2005
Ratio of earnings to fixed charges	n.m.*	n.m.*	4.79	10.57	12.80
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* The Ratio of Earnings to Fixed Charges for the years ended March 31, 2009 and 2008 are less than a 1:1 ratio by $101.0 million and $17.7 million in earnings, respectively.

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before taxes plus fixed charges plus amortization of capitalized interest less interest capitalized during the period.  Fixed charges include interest expense, whether expensed or capitalized; amortization of debt issuance cost; and the portion of rental expense representative of the interest factor.

DESCRIPTION OF SECURITIES

Common Stock

This summary highlights selected information about our capital stock and may not contain all of the information that is important to you.  It is subject in all respects to applicable Wisconsin law and to the provisions of the amended and restated articles of incorporation and our bylaws, copies of which have been filed with the SEC, to which you should refer for more complete information.  Under our amended and restated articles of incorporation, we have the authority to issue up to 96,000,000 shares of capital stock, consisting of 80,000,000 shares of common stock, par value $0.625 per share, and 16,000,000 shares of preferred stock, par value $0.025 per share.  We encourage you to read our amended and restated articles of incorporation and our bylaws because they, and not this summary, define the rights of holders of our common stock.

Voting Rights.  Each outstanding share of our common stock is entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.  Holders of shares of common stock are not entitled to cumulate their votes in the election of directors.  In a non-contested election, directors are elected by a majority vote standard, whereas in any contested election, directors are elected by a plurality of the votes cast.  Generally, unless a different vote is required by the amended and restated articles of incorporation, the bylaws or the Wisconsin Business Corporation Law (the “WBCL”), all matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter at a meeting at which a quorum is present, subject to any voting rights granted to holders of then-outstanding preferred stock.

Dividend and Liquidation Rights.  Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends, subject to the rights of the holders of preferred stock, if any, then outstanding.  In the event of the dissolution, liquidation or winding up of Modine, holders of our common stock will be entitled to receive, pro rata, any assets and funds of Modine remaining after satisfaction of Modine’s creditors and the payment of all amounts that the holders of preferred stock, if any, then outstanding may be entitled to receive.

Preemptive and Other Rights.  Holders of our common stock do not have preemptive, subscription, redemption or conversion rights.

Liability to Further Calls or Assessments.  Under the WBCL, when Modine receives the consideration for which the board of directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable.

Possible Anti-Takeover Effects of our Amended and Restated Articles of Incorporation and Bylaws.  Our amended and restated articles of incorporation and bylaws contain provisions that could make it more difficult to acquire Modine by means of a tender offer, proxy contest or otherwise.  The description set forth below is intended as a summary only. For complete information we encourage you to read our amended and restated articles of incorporation and bylaws.

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Board of Directors.  Our amended and restated articles of incorporation and bylaws provide that the board of directors must be divided into three classes as nearly equal in number as possible, as determined by the board of directors.  The total number of directors is to be the number provided in the bylaws, but not less than seven.  One class is elected each year for a three-year term.  Shareholders have the right to remove directors, but only for good cause and by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of the director.  The removal of a director may only be taken at a special meeting of shareholders called for that purpose.

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Advance Notice Requirements for Shareholder Proposals and Director Nominees.  Our bylaws require advance notice with regard to business proposed to be submitted by a shareholder at any annual or special meeting of our shareholders, including the nomination of candidates for election as directors.  Notice of proposed shareholder business must be timely given in writing to our corporate secretary prior to the meeting.  To be timely, notice must be received at our principal executive offices within the time frames specified in our bylaws.  The notice must also contain certain information specified in our bylaws, including, with respect to a director nomination, the written consent of the nominee to serve as a director if elected.

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Special Meetings; Shareholder Action Without a Meeting.  Special meetings of shareholders may be called by a majority of the members of the board of directors, by the chairperson of the board, by the chief executive officer, or, as required by the WBCL, pursuant to one or more written demands signed by the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, which demand(s) must describe one or more purposes for which the special meeting is to be held. The bylaws contain provisions regarding special meetings called upon the demand of shareholders.  Shareholder action may be taken without a meeting only by the unanimous written consent of all shareholders entitled to vote on the action.

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Required Vote for Certain Actions.  Pursuant to Section 180.1706(l) of the WBCL, except as otherwise provided in a corporation’s articles of incorporation, any amendment to the articles of incorporation, merger or share exchange, sale of all or substantially all assets otherwise than in the regular course of business, dissolution of the corporation or revocation of dissolution, involving a corporation organized before January 1, 1973, such as Modine, which did not expressly elect before January 1, 1991 to be governed by a majority or greater voting requirement, must be approved by the affirmative vote of two-thirds of the shares entitled to vote at a meeting called for that purpose.  Article VII of our amended and restated articles of incorporation expressly retains the two-thirds vote requirement for these actions.

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Amendment of Bylaws. Shareholders have the right to amend or repeal the bylaws at any regular or special meeting of the shareholders, if notice of the proposed action was specified in the notice of the meeting.  That action requires the affirmative vote of not less than two-thirds of the shares entitled to vote.  The board of directors may also amend the bylaws by the affirmative vote of not less than two-thirds of the full board of directors of the Company.

Certain Statutory Provisions.  Wisconsin law, under which we are incorporated, contains certain provisions that may be important when considering the rights of holders of our capital stock.  The description set forth below is intended as a summary only.  For complete information we encourage you to review the applicable provisions of the WBCL.

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Business Combination Statute.  Sections 180.1140 to 180.1144 of the WBCL regulate a broad range of business combinations between a resident domestic corporation and an “interested stockholder.”  A business combination is defined to include any of the following transactions:

▪	a merger or share exchange;

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a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to 5% or more of the aggregate market value of the stock or assets of the company or 10% of its earning power or income;

▪	the issuance or transfer of stock or rights to purchase stock with a market value equal to 5% or more of the outstanding stock;

▪	any reclassification of securities or recapitalization of the resident domestic corporation if the effect is to increase the proportionate share of its securities owned by the interested stockholder.

A “resident domestic corporation” is defined to mean a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Exchange Act and that, as of the relevant date, satisfies any of the following: (1) its principal offices are located in Wisconsin, (2) it has significant business operations located in Wisconsin, (3) more than 10% of the holders of record of its shares are residents of Wisconsin, or (4) more than 10% of its shares are held of record by residents of Wisconsin.  Modine is a resident domestic corporation for purposes of these statutory provisions.

An “interested stockholder” is defined to mean a person who beneficially owns, directly or indirectly,  10% of the voting power of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years.

Under this law, we cannot engage in a business combination with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in the person becoming an interested stockholder before the acquisition. We may engage in a business combination with an interested stockholder after the expiration of the three-year period with respect to that stockholder only if one or more of the following conditions is satisfied: (1) the board of directors approved the acquisition of the stock before the date on which the stockholder acquired the shares, (2) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder, or (3) the consideration to be received by stockholders meets certain fair price requirements of the statute with respect to form and amount.

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Fair Price Statute.  The WBCL also provides, in Sections 180.1130 to 180.1133, that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a “significant shareholder” and a resident domestic corporation, such as us, require a supermajority vote of shareholders in addition to any approval otherwise required, unless shareholders receive a fair price for their shares that satisfies a statutory formula. A “significant shareholder” for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years. Any business combination to which the statute applies must be approved by 80% of the voting power of the corporation’s stock and at least two-thirds of the voting power of the corporation’s stock not beneficially held by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless (a) the aggregate value of the per share consideration is equal to the highest of:

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the highest per share price paid for any common shares of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination;

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the market value per share of the corporation’s shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is highest, or

▪	the highest preferential amount per share in a liquidation or dissolution to which holders of the shares would be entitled,

and (b) the significant shareholder offers either cash or the same form of consideration used by the significant shareholder to acquire the largest number of shares it acquired.

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Control Share Voting Restrictions. Under Section 180.1150 of the WBCL, unless otherwise provided in the articles of incorporation or otherwise specified by the board of directors, the voting power of shares of a resident domestic corporation held by any person, or group of persons acting together, in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the resident domestic corporation, in certain specified transactions, or in a transaction in which the corporation’s shareholders have approved restoration of the full voting power of the otherwise restricted shares.  The board of directors has adopted a provision in our bylaws that specifies that the control share voting restrictions of Section 180.1150 do not apply to any shares of our stock.

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Defensive Action Restrictions. Section 180.1134 of the WBCL provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote on the proposal is required before the corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. This statute requires shareholder approval for the corporation to do either of the following: (1) acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares, or (2) sell or option assets of the corporation which amount to 10% or more of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

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Constituency or Stakeholder Provision.  Under Section 180.0827 of the WBCL, in discharging his or her duties to Modine and in determining what he or she believes to be in the best interests of Modine, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which we operate and any other factors that the director or officer considers pertinent.

Preferred Stock

Under our amended and restated articles of incorporation, shares of preferred stock may be divided into and issued in series, from time to time, with each such series to be so designated as to distinguish the shares thereof from the shares of all other series of preferred stock.  All shares of preferred stock must be identical except as to the following rights and preferences, as to which there may be variations between different series:

•	the rate of dividend;

•	the price at and the terms and conditions on which shares of preferred stock may be redeemed;

•	the amount payable upon shares of preferred stock in event of voluntary or involuntary liquidation;

•	sinking fund provisions for redemption or purchase of shares of preferred stock;

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the terms and conditions on which shares of preferred stock may be converted into other series or classes of capital stock, if the shares of any series of preferred stock are issued with the privilege of conversion;

•	voting rights, if any; and

•	any other rights or preferences as to which the laws of the State of Wisconsin, as in effect at the time of the determination thereof, permit variations between different series of preferred stock.

Each series of preferred stock may have only such voting rights, if any, preemptive rights, if any, and such other designations, preferences, limitations and relative rights as is stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock adopted by the board of directors or as may be required by law.  The applicable prospectus supplement will describe the particular terms of any series of preferred stock.

Warrants

We may issue warrants to purchase our common stock or preferred stock.  We may issue warrants independently or together with other securities.  Warrants sold with other securities may be attached to or separate from the other securities.  We may issue warrants under one or more warrant agreements to be entered into between the Company, and a warrant agent that we would name in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including some or all of the following:

•	the title of the warrants;

•	the offering price and aggregate number of warrants to be offered;

•	the exercise price of the warrants;

•	the number of shares of common stock that can be purchased upon the exercise of an individual warrant;

•	the dates or periods during which the warrants are exercisable;

•	if applicable, the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock or of the preferred stock purchasable upon exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant, which will be filed with the SEC if we offer warrants.  For more information on how you can obtain copies of the applicable warrants, see “Where You Can Find Additional Information” below.  We urge you to read the applicable warrant and any applicable prospectus supplement in their entirety.

Debt Securities

We may offer secured or unsecured debt securities which may be senior or subordinated, and which may be convertible.  Any debt securities that we issue will be issued under an indenture to be entered into between us and a trustee.  A form of senior indenture and a form of subordinated indenture is attached as an exhibit to the registration statement of which this prospectus forms a part.  The following description of the terms of the debt securities sets forth certain general terms and provisions.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the applicable prospectus supplement.

This prospectus summarizes what we believe to be the material provisions of the forms of indenture attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference and the debt securities that we may issue under such forms of indenture.  This summary is not complete and may not describe all of the provisions of the indentures or of the debt securities that may be important to you.  For additional information, you should carefully read the forms of indenture attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference.

In addition, when we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus.  The terms of such a particular series of debt securities may differ from the terms described in this prospectus.  As a result, the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.  Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	whether the securities will be senior or subordinated;

•	whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.  One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.  Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors.  Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

Unless otherwise indicated in a prospectus supplement, we expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof.  Subject to the limitations provided in the indentures and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indentures and the debt securities must be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

Each prospectus supplement will describe the method of distribution of the securities offered pursuant to the prospectus supplement.

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to purchasers, including our affiliates;

•	through agents;

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through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  We may engage in “at the market” offerings of our common stock.  An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker.

We will set forth in a prospectus supplement the terms of the offering of our securities, including some or all of the following:

•	the type and amount of securities we are offering;

•	the purchase price of our securities being offered and the net proceeds we will receive from the sale;

•	the method of distribution of the securities we are offering;

•	the name or names of any agents, underwriters or dealers;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.  Underwriters may sell the securities in order to facilitate transactions in any of our other securities, including other public or private transactions and short sales.  Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of the securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale.  We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers.  This compensation may be in the form of discounts, concessions or commissions.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions.  If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

If we use dealers in the sale of securities offered by this prospectus, we or an underwriter will sell the securities to them as principals.  The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.  The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase securities offered by this prospectus. In this case, no underwriters or agents would be involved.  We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities.  The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time.  The prospectus supplement will name any agent involved in the offer or sale of securities and will describe any commissions payable to the agent.  Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.  Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of securities.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us.  The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NYSE.  Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NYSE, subject to official notice of issuance.  Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market.  We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so.  Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice.  Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters or other agents may engage in derivative transactions involving the securities.  These derivatives may consist of short sale transactions and other hedging activities.  The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities.  In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents.  The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.  The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities.  The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.  We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.  Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC.  Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered part of this prospectus, and later information we file with the SEC will automatically update and supersede this information.  We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our annual report on Form 10-K for the fiscal year ended March 31, 2009;

•	our current reports on Form 8-K dated April 9, 2009, April 25, 2009, May 15, 2009, May 27, 2009, and June 5, 2009;

•	our definitive proxy statement on Schedule 14A dated June 22, 2009; and

•	a description of our capital stock contained in Amendment No. 1 to our registration statement on Form 8-A, filed with the SEC on July 17, 2008.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any portion of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Secretary
Modine Manufacturing Company
1500 DeKoven Avenue
Racine, Wisconsin  53403
(262) 636-1200

MODINE MANUFACTURING COMPANY

$150,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities

Prospectus

_____________, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expense of Issuance and Distribution.

The following table sets forth the expenses incurred by Modine in connection with the offering of the securities being registered.  All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$8,370
Legal fees and expenses	50,000
Accounting fees and expenses	20,000
Transfer agent fees	10,000
Miscellaneous expenses	10,000
Total	$98,370
____________

Item 15.  Indemnification of Directors and Officers.

Sections 180.0850 to 180.0859 of the WBCL require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.  A corporation’s obligation to indemnify any such person includes the obligation to pay any judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney’s and other expenses except in those cases in which liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes:  (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (iii) a transaction from which the person derived an improper personal profit; or (iv) willful misconduct.

Unless otherwise provided in a corporation’s articles of incorporation or bylaws or by written agreement, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners:  (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification granted, by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation at such time as the director or officer furnishes to the corporation written affirmation of his good faith belief that he has not breached or failed to perform his duties and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of Sections 180.0850 to 180.0859 of the WBCL are not exclusive.  A corporation may expand an officer’s or director’s right to indemnification (i) in its articles of incorporation or bylaws; (ii) by written agreement between the director or officer and the corporation; (iii) by resolution of its board of directors; or (iv) by resolution of a majority of all of the corporation’s voting shares then issued and outstanding.

As permitted by Section 180.0858 of the WBCL, Modine has adopted indemnification provisions in its Bylaws which closely track the statutory indemnification provisions with certain exceptions.  In particular, Article 8 of Modine’s Bylaws provides (i) that the corporation may not indemnify a director or officer to the extent the director or officer has previously received indemnification or allowance expenses from any person, including the corporation, in connection with the same proceeding, and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.

Modine’s officers and directors are also covered by officers’ and directors’ liability insurance.

Item 16.  Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement, if any

4.1	Form of stock certificate, incorporated herein by reference to Exhibit 4(A) to the Company’s annual report on Form 10-K filed June 23, 2003

4.2	Amended and Restated Articles of Incorporation, as amended

4.3	Bylaws of Modine Manufacturing Company

4.4*	Form of Warrant Agreement

4.5*	Form of Warrant

4.6	Form of Senior Indenture

4.7	Form of Subordinated Indenture

4.8*	Form of Debt Security

5.1	Opinion of Godfrey & Kahn, S.C.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLC

23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

24.1	Powers of Attorney of directors of the Company

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended

_____________

*	To be filed by an amendment to the registration statement or as an exhibit to a current report on Form 8-K under the Exchange Act, subsequent to effectiveness, if necessary.

Item 17.  Undertakings.

a.	The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

c.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d.	The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on August 4, 2009.

MODINE MANUFACTURING COMPANY
(Registrant)

By:	/s/ Thomas A. Burke
Thomas A. Burke
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Thomas A. Burke	Date: August 4, 2009
Thomas A. Burke
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Bradley C. Richardson	Date: August 4, 2009
Bradley C. Richardson
Executive Vice President – Corporate Strategy and
Chief Financial Officer
(Principal Financial and Accounting Officer)

Directors:	Thomas A. Burke, Charles P. Cooley, Frank P. Incropera, Frank W. Jones, Dennis J. Kuester, Vincent L. Martin, Gary L. Neale, Bradley C. Richardson, Marsha C. Williams, Michael T. Yonker.

By:	/s/ Margaret C. Kelsey	Date: August 4, 2009
Margaret C. Kelsey, As Attorney-in-Fact*

*Pursuant to authority granted by powers of attorney.

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement, if any

4.1	Form of stock certificate, incorporated herein by reference to Exhibit 4(A) to the Company’s annual report on Form 10-K filed June 23, 2003

4.2	Amended and Restated Articles of Incorporation, as amended

4.3	Bylaws of Modine Manufacturing Company

4.4*	Form of Warrant Agreement

4.5*	Form of Warrant

4.6	Form of Senior Indenture

4.7	Form of Subordinated Indenture

4.8*	Form of Debt Security

5.1	Opinion of Godfrey & Kahn, S.C.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLC

23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

24.1	Powers of Attorney of directors of the Company

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended

_____________

*	To be filed by an amendment to the registration statement or as an exhibit to a current report on Form 8-K under the Exchange Act, subsequent to effectiveness, if necessary.